SUB-ITEM 77H

As of January 31, 2013, the following entity owned 25% or more of the voting securities of MFS Equity Income Fund:



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|PERSON/ENTITY                           |PERCENTAGE|
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|MASSACHUSETTS FINANCIAL SERVICES COMPANY|42.80%    |
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